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                                 AMENDMENT NO. 6
                                     TO THE
                                TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN


1. Section 1.2 is amended by substituting the term "Benefits Officer" for the word "Committee."

2. Section 2.2(a) is amended by substituting the term "Benefits Officer" for the word Committee."

3. Section 2.4 is redesignated as section 2.5 and amended by substituting the term "Benefits Officer" for the word "Committee", wherever it appears therein and by substituting the phrase "such officer's designee" for the phrase "any member thereof or its designee" at the end of the second sentence thereof. Subsequent sections are renumbered accordingly.

4.   A new Section 2.6 is added to read as follows:

          BENEFITS OFFICER: The Benefits Officer as provided for herein.

5.   Section 2.7 is redesignated as section 2.3 and amended to read as follows:

          ADMINISTRATIVE COMMITTEE: The Administrative Committee as provided for herein.

     Subsequent sections are renumbered accordingly.

6 Sections 2.14 and 2.18 are amended by substituting the term "Benefits Officer" for the word "Committee" wherever it appears therein.

7. Article III is amended to substitute the term "Benefits Officer" for the word "Committee" wherever it appears therein, except in section 3.6, which is amended to add the word "Administrative" before the word "Committee" in both sentences.

8.   The last sentence of section 3.1 is amended to read as follows:

          The Benefits Officer may, from time to time, modify the above eligibility requirements and make such additional or other requirements for eligibility as such officer may determine.

9. Article V is amended by substituting the term "Benefits Officer" for the word "Committee" wherever it appears therein, except in section 5.11, which is amended by adding the word "Investment" before the word "Committee" and by




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     substituting the phrases "such officer" or "such officers", as appropriate, wherever the words "it" or "its" appear in reference to the Benefits
     Officer.

10.  Article VI is amended by adding the following sections after section 6.5:

          6.6 THE BENEFITS OFFICER; APPOINTMENT. The Benefits Officer shall be appointed by the Chief Executive Officer of the Company and may be removed by the Chief Executive Officer. The Benefits Officer may not serve concurrently on the Administrative Committee or the Investment Committee. The Benefits Officer may resign at any time by giving notice to the Chief Executive Officer of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Participant may be appointed as the Benefits Officer. The Benefits Officer shall not receive compensation for his or her services as such.

          6.7 DELEGATION OF DUTIES. The Benefits Officer may delegate any of his powers or duties to others as he or she shall determine, and may authorize others to execute or deliver any instrument or to make any payment in his or her behalf. The Benefits Officer may employ such counsel, agents and clerical, medical, accounting and actuarial services as he or she may require in carrying out his or her functions.

          6.8 BENEFITS OFFICER; SETTLOR AND MINISTERIAL FUNCTIONS. The Benefits Officer shall have the duty to execute settlor and ministerial functions on behalf of the Company, including, without limitation, amending and modifying the terms of the Plan and performing ministerial functions with respect to the Plan, except to the extent specifically limited by resolution of the Board or by the terms herein. The Benefits Officer shall have solely ministerial and settlor functions, and shall have no fiduciary authority, obligations or status with respect to the Plan, such as, without limitation, authority or discretion to interpret or administer the Plan, set investment policy with respect to the Plan, or resolve factual disputes arising in connection with the interpretation, administration and operation of the Plan, and all such fiduciary authority, obligations and status shall be retained by the Administrative Committee and Investment Committee as set forth herein, and the Benefits Officer will present any issues related to such authority, obligations or status to the Administrative Committee for its resolution. Prior to March 15, 2000, the Administrative Committee has the functions delegated to the Benefits Officer.

     Subsequent sections are renumbered accordingly.

11. Section 6.10 is amended by adding the word "Administrative" before the word "Committee" and by adding the words "Investment Committee and Benefits Officer" after the word "Committee."




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12.  Section 6.11 is amended to read as follows:

          6.11 Expenses of Administration. Any expense incurred by the Company, the Administrative Committee, the Investment Committee or the Benefits Officer relative to the administration of the Plan shall be paid by the Employing Companies in such proportions as the Company may direct.

13. Article VII is amended by adding the word "Administrative" before the word "Committee" wherever it appears therein.

14. Article VIII is amended by substituting the word "Benefits Officer" for the word "Committee" wherever it appears therein and by substituting the phrase "such officer" for the word "its" in section 8.3.

15. Section 10.5 is amended by substituting the term "Benefits Officer" for the word "Committee" in the last sentence thereof.

16. Section 10.6 is amended by adding the word "Administrative" before the word "Committee" and the term "Benefits Officer" after the word "Committee."